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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT


     We consent to incorporation by reference in this Registration Statement on Form S-8 of Panhandle Eastern Corporation of our report dated July 1, 1994 on the supplemental consolidated balance sheets of Associated Natural Gas Corporation as of September 30, 1993 and 1992, and the related supplemental consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended September 30, 1993, which report appears in Panhandle Eastern Corporation's Current Report on Form 8-K dated November 14, 1994. The supplemental consolidated financial statements give retroactive effect to the merger with Grand Valley Gas Company effective July 1, 1994. Our opinion on the supplemental consolidated financial statements is based in part on the report of other auditors. We also consent to the reference to our firm as experts under Item 5 of Part II of this Registration Statement on Form S-8.



                                                     /s/  KPMG PEAT MARWICK LLP
                                                          KPMG Peat Marwick LLP

Denver, Colorado
December 12, 1994